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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-12743) and Form S-8 (Nos. 33-58750, 33-58752, 33-52487, 333-52575, 333-57273, 333-52238 and 333-74470) of Andrew Corporation of our report dated July 11, 2002 relating to the financial statements of Lucent Technologies Inc.'s FreshStart Amplifier Venture, which appears in the Current Report on Form 8-K/A of Andrew Corporation dated August 6, 2002.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 6, 2002

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  Exhibit 23.1